EXHIBIT 4.16

                               OPTION TO PURCHASE

                                  COMMON STOCK

                                       OF

                           FITTIPALDI LOGISTICS, INC.


         This is to certify that__________________ (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase _____________ (_________) shares of Common Stock, par value $.001 per share (the "Common Shares"), of FITTIPALDI LOGISTICS, INC. a Nevada corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

         The purchase rights represented by this Option shall vest over the two-year period commencing October 23, 2006 with 1/24th of the Option vesting on the 23rd of each month during the vesting period and are exercisable at a price per Common Share of $0.025.

         The purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the Company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the shares purchasable hereunder.

         To the extent not exercised, the Option shall terminate upon the first to occur of the following dates:

         (a) October 23, 2011, being five (5) years from the date of grant; or

         (b) The expiration of forty-five (45) days following the date your employment terminates with the Company and any of its subsidiaries for any reason, other than by reason of death or permanent disability. As used herein, "permanent disability" means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; or

         (c) The expiration of four (4) months following the date your employment terminates with the Company and any of its subsidiaries, if such employment termination occurs by reason of your death or by reason of your permanent disability (as defined above).


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         This Option shall not entitle the holders hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.

         In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

         (a) The aggregate number, price and kind of Common Shares subject to this Option shall be adjusted appropriately;

         (b) Rights under this Option, both as to the number of subject Common Shares and the Option exercise price, shall be adjusted appropriately; and

         (c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Option in whole or in part to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Option or any portion thereof prior to fulfillment of all the following conditions:

         (a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

         (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

         (c) The obtaining from the registered owner of the Option, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Options and the related shares have not been registered under the Act; and

         (d) The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Option and the related shares have not been registered under the Act to the following effect:
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
         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signature of its duly authorized officer.

                               FITTIPALDI LOGISTICS, INC.



                               By:___________________________________________
                                     David S. Brooks, Chief Executive Officer


Dated:  ___________________, 2006



































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
                                SUBSCRIPTION FORM


                  (To be executed by the registered holders to exercise the rights to purchase Common Shares evidenced by the within Option.)





Fittipaldi Logistics, Inc.
903 Clint Moore Road
Boca Raton, Florida   33487

         The undersigned hereby irrevocably subscribes for __________ Common Shares pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $__________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.


Dated:                                    Signed:
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                                          Address:
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